UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2009

SUBAYE, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-62236	35-2089848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 Dabeilu, Shiqiao, Panyu,
Guangzhou,
Guangdong, China 511400
(Address of principal executive offices) (Zip Code)

(86) 20-3999-0266
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Director

On November 12, 2009, Subaye, Inc. (the “Company”) appointed Qimei Liu to serve as a member of the Board of Directors.  The Company currently has no committees of the Board of Directors.

Ms. Liu, age 35, has served as the general manager of Hongjian Hotel, a business travel services hotel in Guangzhou, the People’s Republic of China, from July 2006 through the present. From May 2005 to June 2006, Ms. Liu was the assistant to the Chief Information Officer of HRDQ Group, Inc. Prior to May 2005, Ms. Liu was the assistant to the Chief Operations Officer of Blogolb.com, a video sharing website in the People’s Republic of China.

The Company currently has no compensation agreement for annual board service with Ms. Liu in connection with services rendered as a member of the Board of Directors.

The Company believes Ms. Liu qualifies as an independent member of the Board of Directors.  In determining the independence of its Directors, the Company uses the definition of independence as outlined in the NASDAQ Corporate Governance Rules at www.nasdaq.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 13, 2009

SUBAYE, INC.

By: /s/ Zhiguang Cai
Name: Zhiguang Cai
Title: Chief Executive Officer